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                                                                    Exhibit 23.1

                         Consent of Independent Auditors

We consent to the incorporation by reference in the Registration Statement (Form S-8 No. 333-69357) pertaining to the Landair Corporation Stock Option and Incentive Plan, the Landair Corporation Non-Employee Director Stock Option Plan, and the Landair Corporation Employee Stock Purchase Plan, of our report dated February 2, 1999, with respect to the consolidated financial statements and schedule of Landair Corporation included in its Annual Report (Form 10-K) for the year ended December 31, 1998, filed with the Securities and Exchange Commission.

                                              Ernst & Young LLP

Nashville, Tennessee
March 3, 1999